                                     AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of July 1, 1999 (the "Effective Date"), by and among
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PrimeSource Surgical, Inc., a Delaware corporation (the "Company") and John Rooney ("Executive") and is amended
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and restated effective January 1, 2001.

         The parties hereto covenant and agree as follows:

         1.       Employment and Performance.  During each Term (as defined below), the Company shall employ
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Executive as its  Executive Vice President, Corporate Development and Executive hereby accepts such employment.
Executive shall devote substantially all of his working time and attention to the affairs of the Company.
Executive agrees to faithfully and diligently perform such duties and services as are customarily associated with a position of such nature.  The Company agrees that, throughout each Term, Executive's principal place of employment shall be in Tucson, Arizona, or the area immediately surrounding Tucson, Arizona.

         2.       No Conflict.  Executive warrants and represents that he is nor a party to any agreement or
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understanding which impairs or prohibits his ability to enter into, and perform services under, this Agreement.

         3.       Term.
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                  3.1      Term.  Executive shall be employed by the Company for a term of three (3) years (the
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"Term"), commencing on the Effective Date and, subject to earlier termination as hereinafter provided ending on
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the date that is three (3) years after the Effective Date.

                  3.2      Automatic Termination.  Executive's employment hereunder and any applicable Term shall
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terminate automatically upon Executive's death or Total Disability (as defined below) and the Company shall have no further obligations to Executive (or his estate, as the case may be) following his death or Total Disability other than to pay Executive or his estate, as the case may be, an amount equal to all accrued and unpaid salary hereunder through the date of termination.  For purposes of this Agreement, "Total Disability" shall mean
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Executive's disability for a continuous period of at least one hundred twenty (120) days, if such disability prevents him from performing his duties for the Company (the occurrence of which shall be determined by the Board of Directors of the Company (the "Board") in the exercise of its good faith judgment).
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         4.       Compensation.  During each Term, Executive shall be entitled to receive the following
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compensation for his services:

                  4.1      Salary.
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                           (a)      For the period from the Effective Date to June 30, 2000, Executive shall receive an initial twelve (12) month base salary of One Hundred Twenty Thousand Dollars ($120,000).

                           (b)      For the period from July 1, 2000 to December 31, 2000, Executive shall receive a twelve (12) month base salary equal to One Hundred Thirty-Two Thousand Dollars ($132,000) annually.

                           (c)      For the period from January 1, 2001 to December 31, 2001, Executive shall receive a twelve (12) month base salary equal to Two Hundred Twenty-Five Thousand Dollars ($225,000) annually.

                           (d)      For the period from January 1, 2002 to June 30, 2002, , Executive shall receive a twelve (12) month base salary determined by the Board's Compensation Committee at its sole discretion;
provided, that such base salary for such period shall not be less than Two Hundred Twenty-Five Thousand Dollars
($225,000) annually.

                  4.2      Executive Benefits.  At such time as such plans and programs become available through
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the Company, Executive shall be entitled to participate in all employee benefit plans or programs (including health, dental, vacation time, sick leave and paid holidays) in accordance with the terms and conditions thereof.  In addition, unless this Agreement has been terminated as a result of a material breach by Executive of any of the terms and conditions of Section 6 hereof, the Company shall pay the entire premium of Executive's life insurance policy with Northwestern Mutual Life (Policy No. 15034025) until the earlier of (i) the expiration of the Non-Compete Term (as defined herein) or (ii) all premium payments under such policy have been paid.  In addition, Executive shall receive a monthly automobile allowance equal to $600 per month effective January 1,
2001.

                  4.3      Expenses.  In accordance with the Company's policies established from time to time,
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the Company will pay or reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by him on behalf of the Company in the performance of his duties under this Agreement, subject to the prior authorization thereof or subsequent presentment of appropriate receipts or vouchers therefor.

                  4.4      Bonus.  Executive shall be entitled to receive a bonus at the end of each fiscal year
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of the Company during each Term, including for the partial fiscal years during the first and last years of the
Executive's employment hereunder, determined by the Board's Compensation Committee at its sole discretion.  The
Bonus program for FY 2001 will be paid as per attachment A attached hereto.

         5.       Termination.
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                  5.1      Termination by the Company for Cause.  At any time, the Company shall have the right
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to immediately terminate Executive's employment hereunder for Cause (as defined herein) by written notice to
Executive.  As used herein, "Cause" means the occurrence or existence of any of the following with respect to
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Executive, as determined by a majority of the disinterested directors of the Board:

                           (a)      a material breach by Executive of any of his obligations under Sections 1, 2,
6.1, 6.2 or 7 hereunder which remains uncured after the lapse of thirty (30) days following the date that the
Company has given Executive written notice thereof;

                           (b)      a material breach by Executive of his duty not to engage in any transaction that represents, directly or indirectly, self-dealing with the Company which has not been approved by a majority of the disinterested directors of the Board or of the terms of his employment, if in any such case such material breach remains uncured after the lapse of thirty (30) days following the date that the Company has given
Executive written notice thereof;

                           (c)      any act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company;

                           (d)      the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude;

                           (e)      intentional infliction of any damage of a material nature to any property of the Company; or

                           (f)      the repeated non-prescription abuse of any controlled substance or the repeated abuse of alcohol or any other non-controlled substance which, in any case described in this clause, the
Board reasonably determines renders Executive unfit to serve in his capacity as an officer or employee of the
Company.

                  5.2      Voluntary Termination by Executive; Payments Upon Voluntary Termination or Termination
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for Cause.
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                           (a)      Executive shall have the right to voluntarily terminate his employment hereunder at any time upon thirty (30) days' prior written notice to the Company.

                           (b)      In the event that Executive voluntarily terminates his employment hereunder
(which shall not include termination due to death or Total Disability of Executive or Executive's termination of this Agreement pursuant to Section 5.3 due to the breach of this Agreement by the Company), or this Agreement is terminated pursuant to Section 5.1 above, the Company shall pay Executive's annual base salary through the date of such termination only and shall have no responsibility for the payment of any other compensation (i.e., salary or bonus) or benefits to Executive for any time period subsequent to the effective time of such termination;
provided, however, that nothing herein shall affect the Company's obligation to provide benefits as required by
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COBRA or any other applicable federal or state law.

                  5.3      Termination by Executive for Company Breach; Termination by the Company Without Cause;
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Termination of Agreement; Payments Upon Such Termination.
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                           (a)      Executive shall have the right to terminate his employment hereunder upon a material breach by the Company of any of the terms or conditions of this Agreement; provided, however, that
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Executive shall not be permitted to terminate his employment pursuant to this Section 5.3 without providing the
Company at least thirty (30) days' prior written notice specifying the breach and permitting the Company an opportunity to cure such breach.  In addition, the Company may terminate this Agreement upon fifteen (15) days written notice "without cause" (i.e., without reason or for any reason other than pursuant to Section 5.1 above), including upon a Change of Control (as defined herein).

                           (b)      Executive shall have the right to terminate his employment hereunder upon the assignment to Executive of any duties materially inconsistent with, or the substantial reduction of responsibilities or functions associated with, the position of Executive Vice President of Corporate Development
of the Company; provided, however, that Executive shall not be permitted to terminate his employment pursuant to
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this Section 5.3(b) without providing the Company at least thirty (30) days' written notice thereof.

                           (c)      If Executive or the Company exercises his or its rights pursuant to this
Section 5.3, or upon termination of this Agreement per Section 3.1, the Company shall pay to Executive, as his sole and exclusive remedy, a severance payment equal to Executive's then-current annual base salary for a period of one (1) year from the date of termination of Executive's employment hereunder in addition to any and all employee benefits (including health insurance) during such one-year period.  Any amounts payable under this subsection (c) shall be paid according to the same schedule as would have applied if Executive had remained in the employ of the Company.  Notwithstanding the foregoing, except in the case of a Change of Control, the
Company's obligation to pay the severance payment shall immediately terminate upon the later of (i) the date on which Executive obtains other employment within such one-year period at a salary level greater than or equal to
Executive's annual base salary hereunder or (ii) six (6) months from the date of termination of Executive's employment.

                           (d)      Notwithstanding Section 5.3(c) hereof, in the event Executive's employment hereunder is terminated upon a Change of Control (as defined herein), Executive shall not be entitled to any severance payment pursuant to clause (c) above if Executive is offered employment with the Company (or the surviving entity) at the same location with the same position and salary as Executive's employment hereunder.  As used herein, a "Change of Control" shall be deemed to have occurred upon (i) the consummation of a tender offer
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for or purchase of more than fifty percent (50%) of the Company's Common Stock by a third party, excluding the initial public offering by the Company of any class of its Common Stock or (ii) a merger, consolidation or sale of all or substantially all of the assets of the Company such that the stockholders of the Company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction.

         6.       Non-Compete/Non-Solicitation.
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                  6.1      Non-Competition.  During the period beginning on the date of Executive's employment by
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the Company hereunder and ending two (2) years after such employment terminates for any reason (the "Non-Compete
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Term") (other than a termination pursuant to Sections 5.3(a) ,5.3(b) or 5.3(c) hereof in which case the
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Non-Compete Term shall terminate upon the termination of Executive's employment hereunder), Executive agrees not to, at anytime, directly or indirectly, whether or not for compensation, engage in, or have any interest in, any person, firm, corporation or business (whether as an employee, security holder, proprietor, officer, director, agent, trustee, consultant, partner, creditor or otherwise), which engages or operates a business similar in any respect to the business of distributing medical products and devices (the "Business") in the State of Arizona or
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in any other state in the United States or in any other jurisdiction outside the United States in which the
Company or any of its subsidiaries conducted the Business within the twelve (12) month period immediately preceding the date hereof or will conduct the Business during the Non-Compete Term; provided, however, that
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during the Non-Compete Term, Executive may own shares of companies whose securities are publicly traded, so long as the securities so owned do not constitute more than five (5%) percent of the outstanding securities of such company (unless such company is the Company).  The provisions of this paragraph shall apply both during normal working hours and at all other times including, but not limited to, nights, weekends and vacation time, during the Non-Compete Term.

                  6.2      Non-Solicitation.  During the Non-Compete Term, Executive agrees not to solicit for,
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or divert or attempt to divert, directly or indirectly, any business of any of the Company or its subsidiaries or any customers or suppliers of the Company or its subsidiaries to any competitor of the same.  Executive agrees that during the Non-Compete Term, he shall not interfere with the business of the Company by directly or indirectly soliciting, attempting to solicit, inducing or otherwise causing any person who at any time within the previous one (1) year period shall have been an employee or independent contractor of the Company or its subsidiaries to terminate his or her employment to become employed by or associated with any other person, firm or corporation, and Executive shall not approach any such employee or independent contractor for such purpose or authorize or knowingly approve the taking of such actions by any other person, firm or corporation or assist any such person, firm or corporation in taking such action.

         7.       Proprietary Information Obligations.  During the Term, Executive will have access to and become
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acquainted with the Company's confidential and proprietary information, including, but not limited to, information or plans regarding the Company's customer relationships, personnel, or sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions, processes; and other compilations of information, records, and specifications (collectively, "Proprietary Information").  Executive
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shall not disclose any of the Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment for the Company or as authorized in writing by the Company.  All files, records, documents, computer-recorded information, drawings, specifications, equipment and similar items relating to the business of the Company or its subsidiaries, whether prepared by Executive or otherwise coming into his possession, shall remain the exclusive property of the Company, as the case may be, and shall not be removed from the premises of the Company or its subsidiaries under any circumstances whatsoever without the prior written consent of the
Company, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to the Company upon any termination of his employment; provided, however,
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that Executive may retain copies of documents reasonably related to his interest as a stockholder and any documents that were personally owned, which copies and the information contained therein Executive agrees not to use for any business purpose.  Notwithstanding the foregoing, Proprietary Information shall not include (a)
information which is or becomes generally public knowledge or public except through disclosure by Executive in violation of this Agreement and (b) information that may be required to be disclosed by applicable law.

         8.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the
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successors and assigns of the Company and all references herein to the Company shall be deemed to include any such successor.  In addition, this Agreement shall be binding upon and inure to the benefit of Executive and his heirs, executors, legal representatives and assigns; provided, that this Agreement and any provision hereunder
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shall not be assigned, transferred or delegated by Executive without the prior written approval of the Company in its sole discretion.

         9.       Entire Agreement; Waivers.  This Agreement constitutes the entire agreement between the parties
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with respect to the subject matter hereof.  No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties.  No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

         10.      Severability.  All provisions contained herein are severable and in the event that any of them
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shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.

         11.      Notices.  All notices, requests, demands, and other communications provided for hereunder shall
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be in writing and shall be deemed to have been duly given if (a) delivered in person; (b) given by facsimile;
(c) sent by Federal Express or other nationally recognized overnight delivery service, charges paid by the sender;
or (d) upon the earlier of receipt or five (5) business days after being sent by registered or certified mail, return receipt requested, with proper postage prepaid, as follows:

        To Executive at:                              John Rooney
                                                      c/o PrimeSource Surgical, Inc.
                                                      3941 E. 29th Street, Suite 601
                                                      Tucson, AZ  85711

        To the Company at:                            PrimeSource Surgical, Inc.
                                                      3941 E. 29th Street, Suite 601
                                                      Tucson, AZ  85711
                                                      Attention:  Michael K. Bayley
                                                      Telecopy No.:  (520) 512-1100

        With a copy to:                               Skadden, Arps, Slate, Meagher and Flom LLP
                                                      300 South Grand Ave., 34th Floor
                                                      Los Angeles, CA  90071-3144
                                                      Attention:  Michael A. Lawson, Esq.
                                                      Telecopy No.:  (213) 687-5600

         12.      Applicable Law.  The terms of this Agreement shall be governed by the laws of the State of
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Arizona without regard to the conflicts of law provisions thereof.

         13.      Termination of Other Agreements.  Upon the execution of this Agreement, all other employment,
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severance or other similar agreements between Executive and the Company and/or any subsidiary or parent company of the Company, if any, shall immediately terminate and be of no further force and effect and no payments or other provisions regarding benefits or payment of any other amounts shall be made thereunder, notwithstanding any provision to the contrary set forth therein.

         14.      Remedies; Injunctive Relief.  Executive recognizes and agrees that the violation of any
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provision of Section 6 of this Agreement cannot be reasonably or adequately compensated in damages and that, in addition to any other relief to which the Company may be entitled by reason of such violation, it shall also be entitled to permanent and temporary injunctive and equitable relief.  Without limiting the generality of the foregoing, Executive specifically acknowledges that a judicial finding by a preponderance of the evidence by the
Company or its subsidiaries of any material breach of any provision of Section 6 of this Agreement shall constitute, for the purposes of all judicial determinations of the issue of injunctive relief, conclusive proof of all of the elements necessary to entitle the Company to interim and permanent injunctive relief against
Executive.

                                            [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     PRIMESOURCE SURGICAL, INC.
                                                     By:        /s/ James L. Hersma
                                                                ---------------------------------------------------
                                                     Name:      James L. Hersma
                                                     Its:       Chief Executive Officer

                                                     EXECUTIVE

                                                                  /s/ John Rooney
                                                     --------------------------------------------------------------
                                                     Name:   John Rooney